INNOVATIVE SOFTWARE
                               TECHNOLOGIES, INC.
                     5072 North 300 West o Provo, Utah 84604


                                  May 19, 2003


Mr. Barry D. Loveless,  CPA
Robison,  Hill & Co.
1366 East  Murray-Holladay Road
Salt Lake City, Utah 84117-5050

Brent Anderson
Grant Thornton LLP
5252 N. Edgewood Drive
Provo, UT 84604

         Re:  Innovative Software Technologies, Inc.

Gentlemen:

         In connection with the engagement of Robison, Hill & Co. as the Company's new independent accountants, we are authorizing Grant Thornton to respond fully to any inquiries of Robison Hill concerning the subject matter of any disagreement or events relating to the conduct of prior audits by Grant Thornton and the events resulting in the engagement of Robison Hill to replace Grant Thornton. Grant Thornton is free to pass this correspondence on to any of its offices, and such offices are also authorized to correspond and communicate freely with Robison Hill regarding these events.

                                       Very truly yours,



                                       /s/  Linda W. Haslem
                                       -----------------------------
                                             Linda W. Haslem
                                             Chief Financial Officer

Cc:      Shane Hackett, President